Exhibit 99.3

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in this Current Report on Form 8-K (the “Form 8-K”) and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement, dated July 18, 2023 (the “proxy statement/prospectus”), filed by MedTech Acquisition Corporation (“MTAC” who, after the Business Combination, became TriSalus Life Sciences, Inc.) with the U.S. Securities and Exchange Commission (the “SEC”).

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of MTAC and New TriSalus adjusted to give effect to the Business Combination and related transactions. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes. Defined terms included below have the same meaning as terms defined and included in the proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives pro forma effect to the Business Combination and Preferred Stock PIPE Investment as if it was completed on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, give pro forma effect to the Business Combination and Preferred Stock PIPE Investment as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included or incorporated by reference into this Form 8-K:

●	The historical unaudited condensed consolidated financial statements of Legacy TriSalus as of and for the six months ended June 30, 2023, and the historical audited consolidated financial statements of Legacy TriSalus as of and for the year ended December 31, 2022; and

●	The historical unaudited financial statements of MTAC as of and for the six months ended June 30, 2023, and the historical audited financial statements of MTAC as of and for the year ended December 31, 2022.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination and Preferred Stock PIPE Investment, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination and Preferred Stock PIPE Investment been consummated on the dates assumed or to project consolidated results of operations or consolidated financial position for any future date or period. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TriSalus,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTAC,” and other financial information included or incorporated by reference into this Form 8-K.

Description of the Business Combination

On August 10, 2023 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy TriSalus, with Legacy TriSalus surviving the merger as a wholly-owned subsidiary of MTAC. Upon the close of the Business Combination, each share of MTAC’s Class A Common Stock and each share of MTAC’s Class B Common Stock that was outstanding was reclassified into a single class of common stock.

Immediately prior to the effective time of the Merger (the “Effective Time”), shares of Legacy TriSalus Preferred Stock converted into shares of Legacy TriSalus Common Stock based on the applicable Exchange Ratio. In addition, each outstanding warrant of Legacy TriSalus (“Legacy TriSalus Warrant”) to purchase shares of Legacy TriSalus Preferred Stock or Legacy TriSalus Common Stock that was in-the-money and would have been exercised or otherwise exchanged in full in accordance with its terms by virtue of the occurrence of the Business Combination, was automatically exercised for shares of Legacy TriSalus Common Stock. Legacy TriSalus Warrants that were out-of-the-money and automatically expired worthless in accordance with their terms were cancelled for no consideration. Following the Legacy TriSalus Preferred Stock Conversion and the exercise of the Legacy TriSalus Warrants, the Legacy TriSalus Common Stock was converted into the right to receive such number of shares of New TriSalus Common Stock as was equal to (i) the number of shares of New TriSalus Common Stock multiplied by (ii) the Exchange Ratio (subject to rounding mechanisms as described in the Merger Agreement). The total shares of New TriSalus Common Stock issued to holders of Legacy TriSalus Common Stock was 21,999,886, which includes the issuance of Legacy TriSalus Common Stock resulting from the Legacy TriSalus Preferred Stock Conversion and exercise of Legacy TriSalus Warrants. At the Effective Time, each outstanding option to purchase shares of Legacy TriSalus Common Stock, , whether or not then vested and exercisable, was assumed and converted into an option to purchase such number of shares of New TriSalus Common Stock as was equal to (i) the number of shares of Legacy TriSalus Common Stock subject to such option prior to the Effective Time multiplied by (ii) the Exchange Ratio (subject to rounding mechanisms described in the Merger Agreement), with a per share exercise price equal to the exercise price prior to the Effective Time divided by the Exchange Ratio. The Exchange Ratio was 0.02471853.

In connection with the Business Combination, the Preferred Stock PIPE Investment closed with the Preferred Stock PIPE Investors purchasing 4,015,002 shares of Series A Convertible Preferred Stock at a purchase price of $10.00 per share, for an aggregate purchase price of approximately $40.2 million.

Total Capitalization	Shares	%
TriSalus Stockholders	21,999,886	72.6
MTAC Public Stockholders	254,295	0.8
Preferred Stock PIPE Investors(1)	4,015,002	13.2
Holders of founder shares(2)	4,062,500	13.4
Total Shares	30,331,683	100.0

(1)	Assumes the 4,015,002 shares of Series A Convertible Preferred Stock issued at $10.00 per share in the Preferred Stock PIPE Investment are converted into shares of New TriSalus Common Stock at the initial conversion price of $10.00 per share.

(2)	Includes 3,125,000 Sponsor Earnout Shares that are subject to vesting and forfeiture if the New TriSalus Common Stock does not meet certain price thresholds following the Closing Date. While unvested, holders of the Sponsor Earnout Shares will have full ownership rights to the Sponsor Earnout Shares, including the right to vote such shares. For additional information, see “Business Combination Proposal — Related Agreements — Sponsor Support Agreement” in the proxy statement/prospectus. The founder shares (including Sponsor Earnout Shares) were distributed pro rata to the members of the Sponsor in connection with the consummation of the Business Combination.

Accounting for the Business Combination

The Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, MTAC has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, the Legacy TriSalus stockholders have a majority of the voting power of New TriSalus, Legacy TriSalus comprises all of the ongoing operations of New TriSalus, Legacy TriSalus has appointed a majority of the governing body of New TriSalus, and Legacy TriSalus’ senior management comprises all of the senior management of New TriSalus. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Legacy TriSalus issuing shares for the net assets of MTAC, accompanied by a recapitalization. The net assets of MTAC have been stated at historical cost, with no goodwill or other intangible assets recorded. The financial statements of New TriSalus represent a continuation of the financial statements of Legacy TriSalus.

Accounting for the Sponsor Earnout Shares

New TriSalus has restructured the 6,250,000 shares of common stock previously outstanding and held by the Sponsor (the “Sponsor Shares”), with such Sponsor Shares reclassified into shares of New TriSalus Common Stock as of the Effective Time. Thirty-five percent (35%), or 2,187,500 shares, of the Sponsor Shares have been forfeited and canceled as of the Effective Time; fifteen percent (15%), or 937,500 shares, of the Sponsor Shares have fully vested and are free from forfeiture; and fifty percent (50%), or 3,125,000 shares, of the Sponsor Shares are subject to vesting and forfeiture if the New TriSalus Common Stock does not meet certain price thresholds prior to the fifth anniversary of the Closing Date. One-fourth of the Sponsor Earnout Shares will vest when the volume-weighted average price (“VWAP”) of the New TriSalus Common Stock price equals or exceeds $15.00 per share for at least 20 trading days during any 30 trading-day period, one- fourth of the Sponsor Earnout Shares will vest when the VWAP of the New TriSalus Common Stock price equals or exceeds $20.00 for at least 20 trading days during any 30 trading-day period, one- fourth of the Sponsor Earnout Shares will vest when the VWAP of the New TriSalus Common Stock price equals or exceeds $25.00 for at least 20 trading days during any 30 trading-day period, and the remaining one-fourth will vest when the VWAP equals or exceeds $30.00 for at least 20 trading days during any 30 trading-day period. Additionally, the Sponsor Earnout Shares will vest if there is a change in control of New TriSalus on or before the 5th anniversary of the Closing Date that results in the holders of New TriSalus Common Stock receiving a price per share equal to or in excess of the applicable earnout targets.

The accounting for the Sponsor Earnout Shares was evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Subtopic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, to determine if the Sponsor Earnout Shares should be classified as a liability or within equity. As part of that preliminary analysis, it was determined that the Sponsor Earnout Shares subject to vesting are freestanding from other shares of common stock held by the Sponsor and do not meet the criteria in ASC 815-40 to be considered indexed to the New TriSalus Common Stock. As a result, the Sponsor Earnout Shares will be classified as a liability. Therefore, an adjustment to recognize a liability related to the Sponsor Earnout Shares has been applied to the unaudited pro forma combined financial information.

Accounting for the Preferred Stock PIPE Investment

In connection with closing of the Business Combination, MTAC issued 4,015,002 shares of New TriSalus’ Series A Convertible Preferred Stock, with a par value of $0.0001 per share (the “Series A Convertible Preferred Stock”), at a purchase price of $10.00 per share, for gross proceeds of approximately $40.2 million. The Series A Convertible Preferred Stock will initially be convertible into shares of New TriSalus Common Stock at $10.00 per share, subject to customary adjustments and a conversion price reset feature, at any time at the option of the holder. The Series A Convertible Preferred Stock will also automatically convert into shares of New TriSalus Common Stock, at the then-applicable conversion price, upon the four- year anniversary of the Business Combination.

The Series A Convertible Preferred Stock accrues cumulative dividends at 8.0% per annum, which will be paid upon declaration by the board of directors, upon liquidation, or upon conversion. It will also participate in any dividends or distributions (other than dividends paid in the form of New TriSalus Common Stock, convertible securities, or options) made to the common stockholders on an as-converted basis. Dividends may be paid in cash or, at the election of the New TriSalus, by delivery of shares of the New TriSalus Common Stock.

The accounting for the Series A Convertible Preferred Stock is currently under evaluation. A preliminary analysis was performed whereby ASC Topic 480, Distinguishing Liabilities from Equity, ASC Subtopic 815-15, Derivatives and Hedging — Embedded Derivatives and ASC Subtopic 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity were considered in determining whether the Series A Convertible Preferred Stock should be classified as a liability or within equity. As part of that analysis, it was preliminarily determined that the Series A Convertible Preferred Stock does not meet the criteria in ASC 480 to be classified as a liability, rather, it meets the criteria in ASC 815-40 to be considered indexed to the New TriSalus Common Stock and classified as equity. Further, as part of the preliminary analysis, it was determined that there aren’t any embedded features that require bifurcation or result in a classification outside of permanent equity. As a result, the Series A Convertible Preferred Stock will be classified as equity for purposes of the pro forma financial information, and an adjustment to recognize the expected cash proceeds and issuance of Series A Convertible Preferred Stock has been applied to the unaudited pro forma combined financial information.

Other Financing and Related Events

MTAC — Final Redemption

As described in the proxy statement/prospectus, MTAC provided holders of its shares of Class A Common Stock with the opportunity to have all or a portion of their shares redeemed for cash upon the closing of the Business Combination. On August 8, 2023, MTAC held a special meeting of stockholders, at which, holders of an aggregate of 890,499 shares of MTAC’s Class A Common Stock elected to exercise their right to redeem their shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $9.4 million (approximately $10.58 per redeemed share) was removed from the Trust Account to pay such holders.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Business Combination. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination entity upon the Effective Time.

The unaudited pro forma condensed combined financial information is for illustrative purposes only.

The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the post-combination entity will experience. Legacy TriSalus and MTAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Accounting Policies

Following consummation of the Business Combination, management is performing a comprehensive review of Legacy TriSalus’ and MTAC’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New TriSalus. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

(in thousands)

	TriSalus Historical	MTAC Historical	Subsequent Event Adjustments		Financing Adjustments		Transaction Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,904	$104	—		$40,150	(B)	$2,655	(C)	$40,128
							(685)	(E)
							(6,000)	(F)
Accounts receivable	2,094	—	—		—		—		2,094
Inventory, net	1,522	—	—		—		—		1,522
Prepaid expenses	4,859	57	—		—		(4,233)	(E)	683
Total current assets	12,379	161	—		40,150		(8,263)		44,427
Property and equipment, net	1,885	—	—		—		—		1,885
Right-of-use asset	1,322	—	—		—		—		1,322
Intangible assets, net	858	—	—		—		—		858
Other assets	367	—	—		—		—		367
Investments held in Trust Account	—	12,076	(9,421)	(A)	—		(2,655)	(C)	—
Total assets	$16,811	$12,237	$(9,421)		$40,150		$(10,918)		$48,859
LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Trade payables	$4,297	$—	$—		$—		$—		$4,297
Accrued expenses	9,106	2,670	—		—		(2,170)	(F)	9,606
Series B-2 tranche liabilities	959	—	—		—		(959)	(G)	—
Series B-3 warrant liabilities	17,190	—	—		—		(17,190)	(G)	—
Short-term lease liabilities	384	—	—		—		—		384
Convertible note	—	1,500	—		—		(1,500)	(K)	—
Promissory note – related party	—	1,573	—		—		(1,573)	(F)	—
Other current liabilities	253	288	—		—		(257)	(F)	284
Total current liabilities	32,189	6,031	—		—		(23,649)		14,571
Long-term lease liabilities	1,410	—	—		—		—		1,410
Warrant liabilities	262	531	—		—		(262)	(H)	573
							42	(K)

Deferred underwriting fee payable	—	8,750	—		—		(8,750)	(F)	—
Other long-term liabilities	—	—	—		—		24,499	(I)	24,499
Total liabilities	33,861	15,312	—		—		(8,120)		41,053
Commitments and contingencies
Class A common stock subject to possible redemption	—	12,046	(9,421)	(A)			(2,625)	(D)	—
Convertible preferred stock	181,313	—	—		—		17,190	(G)	—
							(198,503)	(H)
Shareholders’ equity (deficit)
Convertible preferred stock	—	—	—		—		—		—
Common stock	18	—	—		—		(16)	(H)	2
Class B Common stock, $0.0001 par value	—	1	—		—		(1)	(I)	—
Additional paid-in capital	13,200	—	—		40,150	(B)	2,625	(D)	221,734
							(1,610)	(E)
							6,750	(F)
							198,781	(H)
							(24,498)	(I)
							(15,122)	(J)
							1,458	(K)
Accumulated deficit	(211,581)	(15,122)	—		—	(B)	(3,308)	(E)	(213,930)
							959	(G)
							15,122	(J)
Total shareholders’ equity (deficit)	(198,363)	(15,121)	—		40,150		181,140		7,806
Total liabilities, temporary equity and shareholders’ equity (deficit)	$16,811	$12,237	$(9,421)		$40,150		$(10,918)		$48,859

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2023

(in thousands, except share and per share data)

	TriSalus Historical	MTAC Historical	Transaction Adjustments		Pro Forma Combined
Revenue	$7,596	$—	$—		$7,596
Cost of goods sold	1,434	—	—		1,434
Gross profit	6,162	—	—		6,162
Operating expenses:
Research and development	12,504	—	—		12,504
Sales and marketing	6,741	—	—		6,741
General and administrative	8,472	2,273	—		10,745
Loss from operations	(21,555)	(2,273)	—		(23,828)
Interest income	71	369	(369)	(AA)	71
Interest expense	(9)	—	—		(9)
Loss on equity issuance	(4,189)	—	—		(4,189)
Change in fair value of warrant and tranche liabilities	3,491	531	(3,753)	(BB)	269

Other income and expense, net	(43)	—	—		(43)
(Loss) income before income taxes	(22,234)	(1,373)	(4,122)		(27,729)
Income tax expense	8	70	—		78
Net (loss) income	$(22,242)	$(1,443)	$(4,122)		$(27,807)
Net (loss) income per share:		2,024,925
Weighted average shares outstanding of Class A common stock, basic and diluted		$(0.18)
Basic and diluted net income per share, Class A common stock		6,111,111
Weighted average shares outstanding of Class B common stock, basic and diluted		$(0.18)
Basic and diluted net income per share, Class B common stock
Weighted average shares outstanding of common stock, basic and diluted	17,068,505				23,191,681
Basic and diluted net loss per share, common stock	$(1.48)				$(1.27)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	TriSalus Historical	MTAC Historical	Transaction Adjustments		Pro Forma Combined
Revenue	$12,398	$—	$—		$12,398
Cost of goods sold	2,258	—	—		2,258
Gross profit	10,140	—	—		10,140
Operating expenses:
Research and development	21,358	—	—		21,358
Sales and marketing	12,738	—	—		12,738
General and administrative	12,483	2,746	—		15,229
Loss from operations	(36,439)	(2,746)	—		(39,185)
Interest income	180	3,019	(3,019)	(CC)	180
Interest expense	(1)	—	—		(1)
Change in fair value of warrant and tranche liabilities	(2,186)	5,837	2,208	(DD)	5,859
Loss on equity issuance	(8,312)	—	—		(8,312)
Other income and expense, net	(420)	—	(22)	(DD)	(6,291)
			(8,266)	(EE)
			1,458	(FF)
			959	(GG)
(Loss) income before income taxes	(47,178)	6,110	(6,682)		(47,750)
Income tax expense	9	571	—		580
Net (loss) income	$(47,187)	$5,539	$(6,682)		$(48,330)
Net (loss) income per share:
Weighted average shares outstanding of Class A common stock, basic and diluted		23,358,326
Basic and diluted net income per share, Class A common stock		$0.19
Weighted average shares outstanding of Class B common stock, basic and diluted		6,250,000
Basic and diluted net income per share, Class B common stock		$0.19
Weighted average shares outstanding of common stock, basic and diluted	12,526,248				23,191,681
Basic and diluted net loss per share, common stock	$(3.99)				$(2.22)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2023, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of TriSalus issuing stock for the net assets of MTAC, accompanied by a recapitalization. The net assets of MTAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The financial statements of New TriSalus will represent a continuation of the financial statements of TriSalus.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination and related transactions (“Transaction Accounting Adjustments”). The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not give effect to any tax impacts associated with the pro forma adjustments as such pro forma adjustments result in the generation of additional net operating losses offset by a full valuation allowance recorded on such net operating losses as it is more likely than not that the net operating losses will not be utilized.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New TriSalus. They should be read in conjunction with the historical financial statements and notes thereto of Legacy TriSalus and MTAC.

2.	Transaction Accounting Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:

(A)	Represents the adjustment to record the redemption of shares of MTAC’s Class A Common Stock on August 10, 2023. See “Other Financing and Related Events” section above.

(B)	Represents the pro forma adjustment to record the gross proceeds of $40.2 million from the issuance of 4,015,002 shares of Series A Convertible Preferred Stock to the Preferred Stock PIPE Investors. The gross proceeds were not reduced by Preferred Stock PIPE Investment related transaction costs, which were estimated at $1.6 million, as they were settled by the Sponsor on the Closing Date. Pursuant to the Sponsor Support Agreement, the Sponsor is solely responsible for the payment of MTAC transaction costs in excess of the MTAC Transaction Expenses Cap, which, for the purposes of this adjustment, was exceeded from transaction costs captured in Adjustment (F). As a result, Additional paid in capital was increased by a total of $40.2 million, resulting from the $38.6 million of additional paid in capital, net of transaction costs, from the issuance of the Series A Convertible Preferred Stock, in addition to the Sponsor’s $1.6 million noncash contribution for transaction costs related to the Preferred Stock PIPE Investment.

(C)	Represents the reclassification of cash and investments held in the Trust Account remaining as of June 30, 2023. The cash held in the Trust Account became available in conjunction with the closing of the Business Combination.

(D)	Reflects the reclassification of New TriSalus Common Stock of the $2.6 million of MTAC Class A Common Stock, subject to possible redemption.

(E)	Represents the payment of estimated Legacy TriSalus transaction costs of $4.9 million in non-recurring costs incurred in connection with the Business Combination, which are primarily related to legal and accounting fees. Such transaction costs are allocated to additional paid-in capital of $1.6 million and accumulated deficit of $3.3 million based on the relative fair value of the acquired Sponsor Earnout Shares and the outstanding New TriSalus Common Stock at the Effective Time in connection with the Business Combination.

(F)	Represents the adjustments associated with the estimated MTAC transaction costs and the MTAC related party promissory notes either settled by MTAC or settled by the Sponsor on the Closing Date. Pursuant to the Sponsor Support Agreement, the Sponsor is solely responsible for the payment of MTAC transaction costs in excess of the MTAC Transaction Expenses Cap, which for the purposes of this adjustment, is $6.0 million as the Available Closing MTAC Cash was less than $70 million. The MTAC Transaction Expenses Cap also includes the payment of any promissory notes and convertible notes, if not converted into warrants, in favor of the Sponsor as well as MTAC transaction costs incurred from transactions prior to the Business Combination and, to the extent not waived, the deferred underwriting fee that would otherwise be due on the Closing Date. On November 11, 2022 MTAC and Raymond James amended the underwriting agreement to provide for a waiver by Raymond James of the $8.8 million deferred underwriting fee in its entirety if the proposed Business Combination between MTAC and TriSalus is consummated. As a result of the consummation of the Business Combination, the deferred underwriting fee payable of $8.8 million as of June 30, 2023 was eliminated with an offsetting adjustment to additional paid-in-capital and is not included in the MTAC Transaction Expenses Cap. Further, as discussed in adjustment (K), the MTAC convertible notes were converted into MTAC Warrants at the Effective Time. As a result, the MTAC convertible notes are not included in the MTAC Transaction Expenses Cap. This adjustment reflects $7.1 million of MTAC estimated transaction costs to be settled on the Closing Date, of which $6.7 million relates to the legal and financial advisory costs in connection with the Business Combination and $0.4 million relates to transaction costs from a prior transaction. In addition, the adjustment reflects the settlement of the MTAC related promissory and extension notes outstanding of $1.6 million and $0.3 million, respectively, as of June 30, 2023.

The following table reconciles the cash outflow related to MTAC transaction costs and promissory and extension notes on the Closing Date (in thousands):

Amount
Total MTAC transaction costs and promissory and extension notes settled on the Closing Date	$8,958
Less: Portion settled by Sponsor	(2,958)
MTAC transaction costs and promissory notes paid via MTAC cash	$6,000

The following table reconciles total MTAC transaction costs and promissory and extension notes settled on the Closing Date to MTAC transaction costs expensed on the Closing Date (in thousands):

Amount
Total MTAC transaction costs and promissory notes settled on the Closing Date	$8,958
Less: MTAC promissory notes outstanding as of 6/30/23 and settled on the Closing Date	(1,573)
Less: MTAC extension note outstanding as of 6/30/23 and settled on the Closing Date	(257)
Less: MTAC transaction costs related to Business Combination accrued as of 6/30/23 and paid on the Closing Date	(1,811)
Less: MTAC transaction costs related to prior transaction accrued as of 6/30/23 and paid on the Closing Date	(359)
MTAC transaction costs expensed on the Closing Date	$4,958

As the MTAC transaction costs would have been initially recognized on the MTAC pre-closing balance sheet immediately prior to the Effective Time and the accumulated deficit of MTAC would be reclassified to additional paid in capital at the Effective Time (see adjustment (J)), for purpose of this adjustment, the MTAC transaction expenses are recorded directly to additional paid-in capital. The following presents the adjustment to additional paid in capital as a result of the MTAC transaction costs (in thousands):

Amount
Sponsor non-cash contribution from payment of MTAC transaction costs on behalf of MTAC	$2,958
Plus: Waiver of deferred underwriting fee	8,750
Less: MTAC transaction costs expensed on the Closing Date	(4,958)
MTAC transaction costs – additional paid in capital adjustment	$6,750

(G)	Represents the gain on expiration of the Series B-2 tranche liabilities and the automatic conversion of unexercised Series B-3 Warrants into Series B-3 preferred stock on a cashless basis upon consummation of the Business Combination. The expiration of the Series B-2 tranche liabilities resulted in a decrease in the Series B-2 tranche liabilities and a decrease in Accumulated deficit, for a gain on expiration, of $1.0 million. The automatic conversion of unexercised Series B-3 Warrants into Series B-3 preferred stock resulted in a decrease in the Series B-3 warrant liabilities and increase in Convertible preferred stock of $17.2 million.

(H)	Represents the issuance of 21,999,886 shares of New TriSalus Common Stock to Legacy TriSalus stockholders (including Legacy TriSalus common stockholders who received their shares upon conversion of the Legacy TriSalus Preferred Stock and automatic exercise of the Legacy TriSalus Warrants) as consideration for the reverse recapitalization.

(I)	Prior to the Effective Time, the Sponsor held 6,249,999 shares of MTAC’s Class A Common Stock and 1 share of Class B Common Stock. At the Effective Time, 2,187,500 of these shares were forfeited and cancelled; 3,125,000 became Sponsor Earnout Shares; and 937,500 were reclassified as New TriSalus Common Stock. The Sponsor Earnout Shares will be accounted for as a liability. See section “Accounting for the Sponsor Earnout Shares” for further discussion.

The preliminary estimated fair value of the Sponsor Earnout Shares is $24.5 million. The pro forma value of the Sponsor Earnout Shares was estimated using a Monte Carlo simulation model. The significant assumptions utilized in estimating the fair value of the Sponsor Earnout Shares include the following: (i) starting share value of $10.00; (ii) a dividend yield of 0.0%; (iii) a risk-free rate of 4.18%; and (iv) expected equity volatility of 65.0%.

(J)	Reflects the elimination of MTAC’s historical accumulated deficit.

(K)	Represents the conversion of MTAC’s related party convertible notes into MTAC Warrants (which have the same terms and conditions as the Private Placement Warrants) at the Effective Time, which was convertible at the option of the convertible note holder. Based on the outstanding balance as of June 30, 2023 of $1.5 million, the MTAC convertible notes were converted into 1,000,000 MTAC Warrants based on a $1.50 conversion price. The fair value of the 1,000,000 MTAC Warrants issued upon conversion is $42 thousand. A gain on conversion of $1.46 million of the MTAC convertible note is recorded to additional paid-in capital as a result of the elimination of MTAC’s historical accumulated deficit at the Effective Time (see adjustment (J)).

3.	Transaction Accounting Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2023

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, are as follows:

(AA)	Reflects the elimination of interest earned on investments held in the Trust Account.

(BB)	Reflects the elimination of the change in fair value of Legacy TriSalus Warrant liabilities as a result of the settlement of the Legacy TriSalus Warrants at or immediately prior to the Effective Time.

4.	Transaction Accounting Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, are as follows:

(CC)	Reflects the elimination of interest earned on investments held in the Trust Account.

(DD)	Reflects the elimination of the change in fair value of Legacy TriSalus Warrant liabilities as a result of the settlement of the Legacy TriSalus Warrants at or immediately prior to the Effective Time.

(EE)	Represents the pro forma adjustment to record the nonrecurring expense related to $3.3 million of Legacy TriSalus transaction costs and $5.0 million of MTAC transaction costs, discussed further at adjustments (E) and (F).

(FF)	Represents the gain on conversion upon the expected conversion of MTAC convertible notes into MTAC Warrants (which would have the same terms and conditions as the Private Placement Warrants) at the Effective Time, discussed further at adjustment (K).

(GG)	Represents the pro forma adjustment to record the nonrecurring expense related to the gain on expiration of the Series B-2 tranche liabilities upon the Business Combination; as discussed further at adjustment (G).

5.	Net Loss per Share

The pro forma weighted average shares calculations have been calculated for the six months ended June 30, 2023 using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the Business Combination occurred on January 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for both basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Holders of Legacy TriSalus Common Stock received shares of New TriSalus Common Stock in an amount determined by application of the Exchange Ratio.

The 3,125,000 Sponsor Earnout Shares are not considered outstanding from an accounting perspective. Further, due to the fact that the Sponsor Earnout Shares are contingently issuable for accounting purposes based upon New TriSalus Common Stock share price reaching specified thresholds that have not yet been achieved, the Sponsor Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

Number of Shares
Sponsor Earnout Shares	3,125,000
Stock Options (formerly TriSalus Options)	1,759,366
Restricted Stock Units (“RSU’s") (formerly TriSalus RSU’s)	184,018
Public Warrants	8,333,272
Private Placement Warrants	4,933,333
Series A Convertible Preferred Stock	4,015,002
Additional MTAC Warrants (adjustment (K))	1,000,000

The unaudited pro forma condensed combined net loss per share has been prepared for the six months ended June 30, 2023 and the year ended December 31, 2022 (in thousands, except for share and per share data):

	For the Six Months Ended June 30, 2023	For the Year Ended December 31, 2021
	Combined Pro Forma	Combined Pro Forma
Numerator
Pro forma net loss – basic and diluted	$(27,807)	$(48,330)
Less: Annual 8% cumulative dividend for Convertible Preferred Shareholders	(1,606)	(3,212)
Net loss attributable to common Stockholder	(29,413)	(51,542)
Denominator
Pro forma weighted average shares of common stock outstanding – basic and diluted (1)	23,191,681	23,191,681
Pro forma basic and diluted net loss per share(1)	$(1.27)	$(2.22)

(1)	Excludes the effects of potentially dilutive shares from Sponsor Earnout Shares, Series A Convertible Preferred Stock, stock options, public warrants, and Private Placement Warrants from the computation of diluted net loss per share because including them would have had an antidilutive effect.